EX 99.28(h)(20)(iii)

Amendment to

Fund Participation Agreement

(Fund of Funds)

This Amendment is to the Fund Participation Agreement dated September 25, 2017 (“Agreement”) among Jackson National Life Insurance Company of New York (“Insurance Company”), on behalf of itself and certain of its separate accounts; JNL Series Trust (“Trust”), an open-end investment company organized under the laws of the Commonwealth of Massachusetts, on behalf of each of its series listed on Attachment A, severally and not jointly (each, a “Fund,” and collectively, the “Funds”); Jackson National Asset Management, LLC (“JNAM”), a limited liability company organized under the laws of the State of Michigan; The Vanguard Group, Inc., a corporation organized under the laws of Pennsylvania (“Vanguard”), each of the open-end management investment companies listed on Attachment A of this Agreement, organized as Delaware business trusts (each, a “Retail Series”), on behalf of certain of their respective portfolios listed on Attachment A (each, a “Retail Underlying Fund,” and collectively, the “Retail Underlying Funds”); and Vanguard Marketing Corporation (the “Distributor”), a Pennsylvania corporation.

Whereas, effective October 1, 2020, the parties have agreed to amend Section 17 of the Agreement to update the notice information for Vanguard and the Distributor.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.      Section 17 to the Agreement is hereby deleted and replaced, in its entirety, with the following:

17.	All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation of receipt); (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; (c) the day after it is sent by a nationally recognized overnight delivery service; or (d) when overnight delivery service is not utilized, five days after it is otherwise sent by a nationally recognized delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Insurance Company:

Jackson National Life Insurance Company of New York

1 Corporate Way

Lansing, MI 48951

Attn: Legal Department

Facsimile No.: (517) 367-4948

If to the Trust:

JNL Series Trust

1 Corporate Way

Lansing, MI 48951

Attention: General Counsel, Legal Department

Facsimile No.: (517) 367-4948

with a copy to:

Ropes & Gray LLP

91 North Wacker Drive, 32nd Floor

Chicago, IL 60606

Attention: Paulita Pike

Facsimile No.: 312-845-5500

If to JNAM:

Jackson National Asset Management, LLC

1 Corporate Way

Lansing, MI 48951

Attention: General Counsel, Legal Department

Facsimile No.: (517) 367-4948

If to Vanguard and/or Distributor:

Vanguard

Legal Department, V26

100 Vanguard Blvd

Malvern, PA  19355

Attention: Intermediary Agreements

Facsimile No.: (610) 503-5737

2.      Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.      Each party hereby represents and warrants to the other parties that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to execute this Amendment.

In Witness Whereof, the parties hereto have caused this Amendment to be executed as of October 22, 2020. This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Jackson National Life Insurance Company of New York
(on behalf of itself and each Account)
By:	/s/ Scott J. Golde
Name:	Scott J. Golde
Title:	Vice President, Deputy General Counsel

JNL Series Trust, on behalf of each of its Funds listed on Attachment A
By:	/s/ Kelly L. Crosser
Name:	Kelly L. Crosser
Title:	Assistant Secretary

Jackson National Asset Management, LLC
By:	/s/ Susan S. Rhee
Name:	Susan S. Rhee
Title:	Senior Vice President & General Counsel

Vanguard Marketing Corporation
By:	/s/ Massy Williams
Name:	Massy Williams
Title:	Principal

The Vanguard Group Inc., for itself and on behalf of each retail series listed on attachment a
By:	/s/ Massy Williams
Name:	Massy Williams
Title:	Principal